Exhibit 5.1

August 14, 2009

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: OmniReliant Holdings, Inc., Form S-4/A Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by OmniReliant Holdings, Inc. a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the following securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable:

•	13,000,000 shares of the Series E Preferred Stock
•	1,000 shares of Series E Preferred Stock being registered to cover the issuance of additional shares resulting from the rounding up of fractional shares
•	30,954,762 shares of Common Stock underlying the Series E Preferred Stock

We hereby consent to the being named  in, and the filing of this opinion as Exhibit 5.1 to the Registration Statement and in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP

61 Broadway    New York, New York  10006  212-930-9700  212-930-9725 Fax
www.srff.com